MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1996-1
                  ---------------------------------------------


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement dated as of June 1, 1996 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1996-1 Certificates with respect to the Distribution Date occurring on June 16, 1997, and with respect to the performance of the Trust during the month of May is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1996-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

(1) The total amount distributed to Senior Certificateholders per $1,000 original certificate principal amount..................................$5.206667

(2) The amount set forth in A(1) above distributed to Senior
Certificateholders with respect to interest per $1,000 original certificate principal amount...........................................$5.206667

(3) The amount set forth in A(1) above distributed to Senior
Certificateholders with respect to principal per $1,000 original certificate principal amount...........................................$0.000000

B) Information Regarding the Performance of the Trust

(1) Allocation of Receivables Collections to the Series 1996-1 Certificates

(a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the
Distribution Date.................................................$90,232,376.39

(b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
Distribution Date..................................................$1,811,682.00

(c) The aggregate amount of Principal Receivables collected
during the Monthly Period immediately preceding the
Distribution Date................................................$389,026,675.75

(d) The Floating Allocation Percentage with respect to the Series
1996-1 Certificates for the Monthly Period immediately
preceding the Distribution Date.......................................17.551442%

(e) The Principal Allocation Percentage with respect to the Series
1996-1 Certificates for the Monthly Period immediately
preceding the Distribution Date.......................................17.551442%

(f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates for the Monthly
Period immediately preceding the Distribution Date................$16,155,059.31

(g) The Principal Receivables collected and allocated to the Series
1996-1 Certificates for the Monthly Period immediately
preceding the Distribution Date...................................$68,279,790.46

(2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

(a) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates.......................$16,155,059.31

(b) Collection Account and Special Funding Account investment earnings allocated to the Series 1996-1 Certificates.................$101,117.90

(c) Principal Funding Account Investment Proceeds..........................$0.00

(d) Prefunding Account Investment Proceeds.................................$0.00

(e) Reserve Account withdrawals, if applicable.............................$0.00

(f) Additional Finance Charges from other Series allocated to the
Series 1996-1 Certificates........................................$11,801,265.41

(g) Payments, if any, on deposit as of the Determination Date received from any Interest Rate Protection Agreements..................... $0.00

(h) Reallocated Principal Collections......................................$0.00

(i) Total Available Finance Charge Collections and Reallocated
Principal Collections for Series 1996-1 (total of (a), (b), (c),
(d), (e), (f), (g) and (h) above).................................$28,057,442.62

(3) Available Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

(a) The Principal Receivables collected and allocated to the Series
1996-1 Certificates...............................................$68,279,790.46

(b) Shared Principal Collections from other Series allocated to the
Series 1996-1 Certificates.................................................$0.00

(c) Additional amounts to be treated as Available Principal
Collections pursuant to the Series Supplement......................$6,629,117.31

(d) Reallocated Principal Collections .....................................$0.00

(e) Available Principal Collections for Series 1996-1 (total of (a),
(b) and (c) minus (d) above)......................................$74,908,907.77

(4) Delinquent Balances in the Trust

The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

(a)   31-60 days         $86,323,142
(b)   61-90 days          52,364,481
(c)   91 or more days     96,044,351
                         ----------
(d) Total Delinquencies $234,731,974

(5) Defaulted Amount

(a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
Distribution Date.................................................$41,841,981.39

(b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding
the Distribution Date..............................................$4,072,336.05

(c) The Defaulted Amount for the Monthly Period immediately
preceding the Distribution Date [Defaulted Receivables minus
Recoveries].......................................................$37,769,645.34

(d) The Defaulted Amount for the Monthly Period immediately
preceding the Distribution Date allocable to the Series 1996-1
Certificates (the "Series 1996-1 Defaulted Amount")................$6,629,117.31

(e) The Senior Defaulted Amount [Series 1996-1 Defaulted Amount
multiplied by the Senior Percentage]...............................$5,237,002.67

(6) Senior Charge-Offs

(a) The excess, if any, of the Senior Defaulted Amount
over the sum of (i) Available Finance Charge
Collections applied to such Senior Defaulted Amount,
(ii) Reallocated Principal Collections and (iii) the
amount by which the Collateral Invested Amount has
been reduced in respect of such Senior
Defaulted Amount (a "Senior Charge-Off") ..................................$0.00

(b) The amount of the Senior Charge-Off set forth in item 6(a)
above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
Senior Certificateholder's investment).....................................$0.00

(c) The total amount reimbursed on the Distribution Date in
respect of Senior Charge-Offs for prior Distribution Dates.................$0.00

(d) The amount set forth in item 6(c) above per $1,000
original certificate principal amount (which will
have the effect of increasing, pro rata, the amount
of each Senior Certificateholder's investment).............................$0.00

(e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account
Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date..........................................................$0.00

(7) Reductions in the Collateral Interest

(a) The excess, if any, of the Collateral Defaulted Amount over
Available Finance Charge Collections applied to such
Collateral Defaulted Amount ...............................................$0.00

(b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
Principal Collections......................................................$0.00

(c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid
Required Amount............................................................$0.00

(d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a),
(b) and (c)................................................................$0.00

(e) The total amount reimbursed on the Distribution Date in
respect of reductions in the Collateral Invested Amount on
prior Distribution Dates...................................................$0.00

(f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested
Amount and the Collateral Percentage of the Prefunding
Account Balance, if any, as of the Distribution Date, after
giving effect to all deposits, withdrawals and distributions on the Distribution Date......................................................$0.00

(8) Investor Monthly Servicing Fee

The amount of the Series 1996-1 Monthly Servicing Fee payable to the
Servicer on the Distribution Date..................................$1,385,416.67

(9) Prefunding Account

(a) The Prefunding Account Balance on the Distribution
Date ......................................................................$0.00

(b) The Senior Percentage of the Prefunding Account Balance
on the Distribution Date...................................................$0.00

(c) The Collateral Percentage of the Prefunding Account Balance
on the Distribution Date...................................................$0.00

(10) Senior Monthly Interest

(a) Senior Monthly Interest payable on the Distribution
Date...............................................................$3,907,603.33

(11) Principal Funding Account Amount

(a) The amount on deposit in the Principal Funding Account on the
Distribution Date, after giving effect to all deposits,
withdrawals and distributions on such Distribution Date ...................$0.00

(b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution
Date occurring in April, 2002. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

(12) Deficit Controlled Accumulation Amount

The Deficit Controlled Accumulation Amount for the Distribution
Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date..................................................$0.00

(13) Reserve Account (if applicable)

(a) The amount on deposit in the Reserve Account, if
funded, on the Distribution Date, after giving effect
to all deposits, withdrawals and distributions on
such Distribution Date and the related Transfer Date.........................N/A

(b) The Required Reserve Account Amount, if any, selected by the
Servicer.....................................................................N/A

C) Senior Invested Amount

(1) The Senior Invested Amount and the Senior Percentage of the
Prefunding Account Balance on the date of issuance (the "Senior
Initial Amount").................................................$750,500,000.00

(2) The Senior Invested Amount and the Senior Percentage of the
Prefunding Account Balance, if any, on the Distribution Date,
after giving effect to all deposits, withdrawals and
distributions on such Distribution Date..........................$750,500,000.00

(3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the
Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a
Senior Certificateholder's pro rate share of the Senior Invested
Amount and the Prefunding Account Balance, if any, can be
determined by multiplying the original denomination of the Senior
Certificateholder's Certificate by the Pool Factor......................1.000000

D) Collateral Invested Amount

(1) The Collateral Invested Amount and the Collateral Percentage
of the Prefunding Account Balance on the date of issuance........$199,500,000.00

(2) The Collateral Invested Amount and the Collateral Percentage
of the Prefunding Account Balance, if any, on the Distribution
Date, after giving effect to all deposits, withdrawals and
distributions on such
Distribution Date................................................$199,500,000.00

(3) The Collateral Invested Amount as a percentage of the sum of the
Collateral Invested Amount and the Senior Invested Amount on such
Distribution Date.........................................................21.00%

E) Receivables Balances

(1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period............................................................$5,534,178,154

(2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
Monthly Period.......................................................$99,648,652

F) Annualized Percentages

(1) The Gross Yield (Available Finance Charge Collections for the
Series 1996-1 Certificates for the preceding Monthly Period
(excluding payments received from Interest Rate Protection
Agreements) divided by the Invested Amount of the Series
1996-1 Certificates and the Prefunding Account balance, if
any, as of the last day of the next preceding Monthly Period, multiplied by 12).........................................................35.44%

(2) The Net Loss Rate (the Series 1996-1 Defaulted Amount for the
preceding Monthly Period divided by the Invested Amount of the
Series 1996-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly
Period, multiplied by 12)..................................................8.37%

(3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1996-1 Certificates for the preceding Monthly Period)......27.07%

(4) The Base Rate (Monthly Interest plus Monthly Servicing Fee
(based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related
Distribution Date, divided by the Invested Amount of the
Series 1996-1 Certificates and the Prefunding Account Balance,
if any, as of the last day of the next
preceding Monthly Period, multiplied by 12)................................8.36%

(5) The Net Spread (the Portfolio Yield minus the Base Rate for the
Series 1996-1 Certificates for the preceding Monthly Period)..............18.71%

(6) The Monthly Payment Rate (Collections of Principal Receivables
and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly Period).............................................8.73%

G) Series 1996-1 Information for the Last Three Distribution Dates

1) Gross Yield

       a) 6/16/97         35.44%
       b) 5/15/97         18.87%
       c) 4/15/97         21.85%

2) Net Loss Rate

       a)   6/16/97        8.37%
       b)   5/15/97        8.18%
       c)   4/15/97        8.56%

3) Net Spread (Portfolio Yield Minus Base Rate)

       a)   6/16/97       18.71%
       b)   5/15/97        2.74%
       c)   4/15/97        5.78%

Three Month Average        9.08%

4) Monthly Payment Rate

       a)   6/16/97        8.73%
       b)   5/15/97        8.51%
       c)   4/15/97        9.21%


                                   FIRST DEPOSIT NATIONAL BANK
                                   Servicer


                           By:     /s/ Dan Sanford
                                   -------------------------
                           Name:   Dan Sanford
                          Title:   Vice President and Controller